UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/09/2005

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-13111

CO	84-0846389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9725 Datapoint Drive
Suite 300B
San Antonio, TX 78229
(Address of Principal Executive Offices, Including Zip Code)

210-657-1500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 5, 2005, the Company entered into a letter agreement with its President and Chief Operating Officer which will be formally documented in an employment agreement at a later date. The Company will pay its a President a base salary of $170,000 per annum plus a $10,000 relocation fee, as well as an incentive bonus program that is based on specific targeted goals. Pursuant to the terms of the agreement, the Company will grant a stock option for the purchase of up to 30,000 shares of the Company's common stock at an exercise price equal to fair market value on the date of the grant, which will be within the next sixty days. The agreement will also include a severance package which will provide six months base salary upon termination without cause. The final agreement will also contain other customary terms and conditions.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 5, 2005, the Company appointed Brian Morrow as President and Chief Operating Officer.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: June 09, 2005.	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	ASI Appoints President and COO